CERTIFICATE OF INCORPORATION

                                       OF

                                  APTUS, CORP.


                                   ARTICLE ONE

                                      NAME

         The name of the Corporation is Aptus, Corp.

                                   ARTICLE TWO

                                    DURATION

         The Corporation shall have perpetual existence.

                                  ARTICLE THREE

                                     PURPOSE

         The purpose for which this Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE FOUR

                           REGISTERED OFFICE AND AGENT

         The post office address of the initial registered office of the Corporation and the name of its initial registered agent and its business address is:

                           Corporation Service Company
                              2711 Centerville Road
                                    Suite 400
                                New Castle County
                              Wilmington, DE 19808

                                  ARTICLE FIVE

                                     SHARES

         The total number of shares of stock which the Corporation shall have authority to issue is 70,000,000 shares, consisting of 50,000,000 shares of
Common Stock having a par value of $.001 per share, and 10,000,000 shares of Class A Preferred Stock having a par value of $.001 per share and 10,000,000 shares of Class B Preferred Stock having a par value of $.001 per share.

         The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

         A. The number of shares constituting that series and the distinctive designation of that series;

         B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on share of that series;

         C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         F. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

         G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

         H. Any other relative rights, preferences and limitations of that series.

                                   ARTICLE SIX

                            COMMENCEMENT OF BUSINESS

         The Corporation is authorized to commence business as soon as its certificate of incorporation has been filed.

                                  ARTICLE SEVEN

                                  INCORPORATORS

         The name and address of the incorporators are as follows:

         Name                               Address

Carroll Benton     1127 Broadway Plaza, Suite 10, Tacoma, Washington 98402

John P. Gorst      1127 Broadway Plaza, Suite 10, Tacoma, Washington 98402


                                  ARTICLE EIGHT

                               PRE-EMPTIVE RIGHTS

         No Shareholder or other person shall have any pre-emptive rights whatsoever.

                                  ARTICLE NINE

                                     BY-LAWS

         The initial by-laws shall be adopted by the Shareholders or the Board of Directors. The power to alter, amend, or repeal the by-laws or adopt new by-laws is vested in the Board of Directors, subject to repeal or change by action of the Shareholders.

                                   ARTICLE TEN

                                 NUMBER OF VOTES

         Each share of Common Stock has one vote on each matter on which the share is entitled to vote.

                                 ARTICLE ELEVEN

                                 MAJORITY VOTES

         A majority vote of a quorum of Shareholders (consisting of the holders of a majority of the shares entitled to vote, represented in person or by proxy) is sufficient for any action which requires the vote or concurrence of Shareholders, unless otherwise required or permitted by law or the by-laws of the Corporation.

                                 ARTICLE TWELVE

                              NON-CUMULATIVE VOTING

         Directors shall be elected by majority vote. Cumulative voting shall not be permitted.

                                ARTICLE THIRTEEN

                                 INDEMNIFICATION

         No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                                ARTICLE FOURTEEN

                        LIMITATION ON DIRECTOR LIABILITY

         A. Scope of Limitation. No person, by virtue of being or having been a director of the Corporation, shall have any personal liability for monetary damages to the Corporation or any of its Shareholders for any breach of fiduciary duty except as to the extent provided in Paragraph
         (B).

         B. Extent of Limitation. The limitation provided for in this Article shall not eliminate or limit the liability of a director to the Corporation or its Shareholders (i) for any breach of the director's duty of loyalty to the Corporation or its Shareholders (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) for any unlawful payment of dividends or unlawful stock purchases or redemptions in violation of
         Section 174 of the General Corporation Law of Delaware or (iv) for any transaction for which the director derived an improper personal benefit.

                                 ARTICLE FIFTEEN

                       OFFICERS' AND DIRECTORS' CONTRACTS

         No contract or other transactions between this Corporation and any other firm or corporation shall be affected by the fact that a director or officer of this Corporation has an interest in, or is a director or officer of such firm or other corporation. Any officer or director, individually or with others, may be a party to, or may have an interest in, any transaction of this Corporation or any transaction in which this Corporation is a party or has an interest. Each person who is now or may become an officer or director of this Corporation is hereby relieved from liability that he might otherwise obtain in the event such officer or director contracts with this Corporation for the benefit of himself or any other firm or corporation in which he may have an interest, provided such officer or director acts in good faith.

                                 ARTICLE SIXTEEN

                                    AMENDMENT

         Except as set forth herein and in the General Corporation Law of the State of Delaware, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statue, and all rights conferred upon stockholders are granted subject to this reservation.

         WE, THE UNDERSIGNED, being each of the incorporators herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 4th day of April, 2002.


                                           /s/ John P. Gorst
                                           ------------------

                                            John P. Gorst

                                           /s/ M. Carroll Benton
                                           ---------------------

                                           M. Carroll Benton

STATE OF  Washington}
                                            : ss.
COUNTY OF   Pierce         }

         I, Gerry C. Kavanaugh , a notary public, hereby certify that on the 3rd day of April, 2002, personally appeared before me John P. Gorst and M. Carroll Benton, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing documents as incorporators of Insynq, Inc., and that the statements therein contained are true.

         WITNESS MY HAND AND OFFICIAL SEAL.

   /s/ Gerry C. Kavanaugh
                                                                      (Seal)


NOTARY PUBLIC